UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2010
Commission file numbers:
SunGard Capital Corp.     000-53653
SunGard Capital Corp.II   000-53654
SunGard Data Systems Inc.  1-12989

SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	20-3059890 20-3060101 51-0267091 (IRS Employer Identification No.)
Not Applicable

(Former Name and Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
SunGard Data Systems Inc. (“SunGard”) is an indirect wholly owned subsidiary of SunGard Capital Corp. II, which is a subsidiary of SunGard Capital Corp. On March 15, 2010, SunGard issued a press release announcing its financial results for the year ended December 31, 2009. After releasing annual earnings on March 15, 2010, SunGard identified an error in its accounting for the income tax benefit associated with the goodwill impairment. As a result, the reported benefit from income taxes in both the three months and twelve months ended December 31, 2009 was understated by $52 million. The correction also impacts the deferred income taxes line item on the Consolidated Condensed Balance Sheets as well as Note 1 of the Notes to Consolidated Condensed Financial Information in the earnings release. A reconciliation of the originally reported amounts to the as adjusted amounts is attached to this filing as Exhibit 99.1.
The information in this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1:   Adjusted Earnings Release Financial Statements
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
Date: March 24, 2010	By:	/s/ Robert F. Woods
Robert F. Woods
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.
Date: March 24, 2010	By:	/s/ Robert F. Woods
Robert F. Woods
Senior Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX
The following is a list of Exhibits furnished with this report.

Exhibit No.	Description

99.1:	Adjusted Earnings Release Financial Statements